UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

SKY PETROLEUM, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

108 Wild Basin Road
Austin, TX 78746
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (780) 443-3014

SEASIDE EXPLORATION, INC.
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.    Entry into a Material Definitive Agreement

Participation Agreement

On May 18, 2005, Sky Petroleum, Inc. (“Company”) announced that the Company’s indirect, wholly-owned subsidiary, Sastaro Limited (“Sastaro”), entered into a Participation Agreement (the “Participation Agreement”) with Buttes Gas and Oil Co. International Inc. (“BGOI”), a wholly-owned subsidiary of Crescent Petroleum Company International Limited, pursuant to which Sastaro will participate in an off-shore oil and gas project in the United Arab Emirates. The project is located in the Ilam/Mishriff reservoir of the Mubarek Field area near Abu Musa Island in the Persian Gulf (the “Concession Area”). The Participation Agreement does not grant Sastaro any interest in the Concession Area other than the right to invest in a share of future production revenue. The Participation Agreement obligates Sastaro to pay US$25 million in drilling costs related to two (2) wells (each, an “Obligation Well”) according to the following schedule:

(a)	US$2.0 million with seven (7) days of the later of (i) the signing of the Participation Agreement or (ii) certification by BGOI’s external auditors that, as of December 31, 2004, BGOI’s assets were not less than US$ 100 million, its net current assets were not less than US$ 2.5 million and its long term indebtedness was not more than US$ 25 million;

(b)	US$5.0 million on June 30, 2005;

(c)	US$4.0 million on October 15, 2005;

(d)	US$1.5 million on November 1, 2005;

(e)	US$ 2.0 million on November 30, 2005;

(f)	US$3.5 million upon the spudding of the first Obligation Well;

(g)	US$3.5 million within 30 days of the spudding of the first Obligation Well; and

(h)	US$3.5 million within 60 days of the spudding of the first Obligation Well.

If the actual drilling and completion costs are less than the amounts paid by Sastaro, BGOI will reimburse Sastaro the difference between the actual drilling and completion costs and the actual amounts paid by Sastaro. If BGOI estimates that the drilling and completion costs of the second Obligation Well will increase the total drilling and completion costs of the two (2) Obligation Wells above US$25 million, Sastaro will have the option, but not the obligation, to pay these additional costs. Upon exercising this option, Sastaro will become obligated to pay the total costs of the second Obligation Well whether above or below BGOI’s estimate.

In addition, if BGOI decides to drill an additional wells in the Concession Area (each, an “Option Well”), the Company will have the option to participate in all Option Wells and, upon exercise of the option, will be obligated to pay 100% of the drilling and completion costs of any such Option Well.

If the first Obligation Well has not been spudded by August 1, 2006, Sastaro may demand repayment of all funds prior to August 1, 2006. However, if on August 1, 2006 BGOI has a rig under contract to spud the first Obligation Well not later than September 30, 2006, the right to demand a repayment of funds shall be suspended until September 30, 2006 and if the first Obligation Well is not spudded by September 30, 2006, BGOI shall repay all funds paid by Sastaro to that date if then demanded. If Sastaro does not demand the repayment of funds by October 30, 2006, then Sastaro shall be deemed to have elected to have continued with the work program, with BGOI remaining obligated to spud the first Obligation Well as soon as reasonably possible thereafter. If, however, Sastaro makes demand for repayment of the funds previously paid by it, then BGOI shall be entitled to deduct from the amount to be repaid 50% percent of the drilling and completion costs incurred to date (less a 3% overhead charge). Except for the right to demand repayment described in this paragraph, Sastaro's ability to recover costs funded by it is limited to Sastaro's right to receive a share of future production revenue as described below.

If Sastaro defaults on any of its payment obligations outlined above, then:

(a)	if less than US$12.5 million has been paid prior to the payment default, then Sastaro will forfeit all funds paid by it and all interest in the Obligation Wells to BGOI and all other rights of Sastaro under the Participation Agreement will terminate; or

(b)	if at least US$12.5 million has been paid by Sastaro prior to the payment default, then BGOI will complete the first Obligation Well and pay any drilling and completion costs required for such completion if the payments made by Sastaro are insufficient for such purpose.

In addition, if Sastaro defaults on any payment obligations after paying at least US$12.5 million, Sastaro's right to receive a portion of the production revenue (as described below) may be reduced or limited to the production revenue from the first Obligation Well, depending on whether the drilling and completion costs for the first Obligation Well exceeded the amounts paid by Sastaro prior to the default.

In exchange for the payment obligations described above, Sastaro will receive:

•	75% of the combined production revenue from the Obligation Well(s) until Sastaro has been reimbursed its total investment;

•	thereafter, 40% of the combined production revenue from the Obligation Well(s) until Sastaro has been reimbursed twice its total investment; and

•	thereafter, 9.2% of the combined production revenue from the Obligation Wells until the expiration of the Participation Agreement.

less the following amounts:

(a)	14.5% of Sastaro’s entitlement to production revenue in each case to compensate BGOI for royalty obligations;

(b)	US$3 for each barrel of crude oil or equivalent comprised in Sastaro’s entitlement as an agreed operating cost; and

(c)	certain additional costs.

If drilling and completion costs of the Obligation Wells exceed US$25 million and those excess costs have been paid by BGOI, then the payments to Sastaro described above will be decreased proportionally.

Sastaro has may assign its rights and obligations under the Participation Agreement provided that the proposed assignee would not materially impact the business and affairs of BGOI and subject BGOI’s approval, which will not be unreasonably withheld.

The term of the Participation Agreement shall continue until the Mubarek Field has reached the end of its economic life as determined by BGOI or until otherwise terminated under the terms of the Participation Agreement.

Compensation Agreement

On May 18, 2005, the Company entered into a Compensation Agreement with Parasakevi Ltd. (“PARA”) pursuant to which PARA will provide certain advisory services to the Company in connection with the Participation Agreement in exchange for 1 million shares of the Company’s common stock, par value $0.001 per share. The Compensation Agreement requires the Company:

(a)	to issue to PARA 500,000 shares of the Company’s common stock upon the signing of the definitive Participation Agreement; and

(b)	to issue to PARA an additional 500,000 shares of the Company’s common stock once Sastaro provides US$12.5 million of funding to BGOI for drilling costs pursuant to the Participation Agreement.

The Company must instruct its transfer agent to issue certificates representing the shares to be issued to PARA within two (2) business days of the occurrence of milestones described in paragraphs (a) and (b) above. The Company is obligated to use its reasonable best efforts to have such certificates delivered to PARA within ten (10) business days of the occurrence of such milestones.

Neither the Company nor PARA may assign their rights or obligations under the Compensation Agreement at any time.

Item 3.02.    Unregistered Sale of Equity Securities

On May 20, 2005, the Company issued 500,000 shares of unregistered common stock (the “Shares”) to PARA pursuant to the terms of the Compensation Agreement requiring the issuance 500,000 shares of common stock upon the signing of the definitive Participation Agreement as described in Item 1.01 above. The Company believes that the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption from registration provided by Section 4(2) of the Securities Act or by Regulation S. The offer to purchase the Shares was made directly by the Company and did not involve a public offering or general solicitation. PARA was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Company reasonably believed that PARA, immediately prior to offering the Shares, had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its investment. PARA had the opportunity to speak with the Company’s management on several occasions prior to its investment decision. There were no commissions paid on the sale of the Shares. In addition, the offer and sale of the Shares was made outside of the United States.

Item 7.01.    Regulation FD Disclosure

On May 18, 2005, the Company announced the signing of the Participation Agreement as described in Item 1.01 above and released the press release filed herewith as Exhibit 99.

Item 9.01.   Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Press release, dated May 18, 2005, announcing the signing of the Participation Agreement.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: May 25, 2005	By: /s/ Daniel Meyer Daniel Meyer President